Exhibit (e)(8)

EIGHTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This eighth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of August 1, 2022, by and between AB Active ETFs, Inc. and Foreside Fund Services, LLC (together, the “Parties”) is effective as of May 19, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.       Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.       Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.       This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

AB ACTIVE ETFs, INC.		FORESIDE FUND SERVICES LLC

By:	/s/ Stephen J. Laffey	By:	/s/ Teresa Cowan
Name:	Stephen J. Laffey	Name:	Teresa Cowan
Title:	Assistant Secretary	Title:	President
Date:	5/20/2025	Date:	5.20.25

EXHIBIT A

Funds:

AB Ultra Short Income ETF
AB Tax-Aware Short Duration Municipal ETF
AB US Low Volatility Equity ETF
AB US High Dividend ETF
AB Disruptors ETF
AB High Yield ETF
AB US Large Cap Strategic Equities ETF
AB Conservative Buffer ETF
AB Core Plus Bond ETF
AB Corporate Bond ETF
AB Tax-Aware Long Municipal ETF
AB Tax-Aware Intermediate Municipal ETF
AB Short Duration High Yield ETF
AB Short Duration Income ETF
AB International Low Volatility Equity ETF
AB Moderate Buffer ETF
AB International Buffer ETF
AB Emerging Markets Opportunity ETF